Exhibit 99.1

Investor Contact: Berkman Associates (310) 477 - 3118 info@BerkmanAssociates.com	Company Contact: Alan Magerman, Chairman (760) 477 - 8900 xenonics@xenonics.com

Xenonics Reports First Quarter Results

CARLSBAD, CALIFORNIA — February 14, 2013 — XENONICS HOLDINGS, INC. (OTCBB & OTCQB:XNNH) today announced financial results for the first quarter of fiscal 2013.

Revenue for the three months ended December 31, 2012 was $157,000. This compares to revenue of $325,000 for the first quarter of fiscal 2012. The net loss for the first quarter of fiscal 2013 was $494,000, or $0.02 per share. This compares to a net loss for the first quarter of fiscal 2012 of $653,000, or $0.03 per share.

Selling, general and administrative expenses decreased to $416,000 for the first quarter of fiscal 2013 from $526,000 for the first quarter of fiscal 2012.

At December 31, 2012, Xenonics reported working capital of $193,000, and a current ratio of 1.1-to-1. Inventories were $2,173,000. In January 2013, the Company completed a debt financing for $450,000.

“Our fiscal first quarter is historically our seasonally weakest quarter of the year, and this quarter was no exception. We expect improved performance going forward. The entire $1,000,000 NightHunter order we previously announced is scheduled to ship in the current quarter. We expect additional substantial orders for our NightHunter and SuperVision products to be announced in the coming months. As always, we remain focused on cost control as we pursue a variety of opportunities for renewed growth and profitability in fiscal 2013,” said Chairman Alan Magerman.

Conference Call

Xenonics has scheduled a conference call at 11:00 a.m. EST this morning to discuss its results for the first quarter of fiscal 2013. The dial-in number is (866) 713-8567, passcode #84453921. A simultaneous webcast of the conference call can be accessed from the Webcast Center of the Investor Relations link at www.xenonics.com. A replay will be available after 1:00 p.m. EST at this same Internet address. For a telephone replay, dial (888) 286-8010, passcode #30617190, after 1:00 p.m. EST.

About Xenonics

Xenonics Holdings, Inc. develops and produces advanced, lightweight and compact ultra-high-intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements

Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.

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#4875

3186 Lionshead Avenue, Carlsbad, CA 92010

(760) 477-8900 fax (760) 477-8896 www.xenonics.com email xenonics@xenonics.com

XENONICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,
	2012	2011
Rounded in thousands, except per share amounts	(unaudited)
Revenue	$157,000	$325,000
Cost of goods sold	74,000	231,000

Gross profit	83,000	94,000
Selling, general and administrative	416,000	526,000
Research and development	119,000	181,000

Income (loss) from operations	(452,000)	(613,000)
Other income/(expense):
Interest (expense)	(40,000)	(38,000)

Income (loss) before provision for income taxes	(492,000)	(651,000)
Income tax provision	2,000	2,000

Net income (loss)	$(494,000)	$(653,000)

Net income (loss) per share:
Basic and fully-diluted	$(0.02)	$(0.03)

Weighted average shares outstanding:
Basic and fully-diluted	24,976,000	24,976,000

XENONICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2012	September 30, 2012
Rounded in thousands, except par value	(unaudited)
Assets
Current Assets:
Cash	$49,000	$367,000
Accounts receivable, net	10,000	58,000
Inventories	2,173,000	2,117,000
Other current assets	68,000	82,000

Total Current Assets	2,300,000	2,624,000
Equipment, furniture and fixtures at cost, net	11,000	14,000
Goodwill	375,000	375,000
Other assets	17,000	17,000

Total Assets	$2,703,000	$3,030,000

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$440,000	$281,000
Accrued expenses	91,000	134,000
Accrued payroll and related taxes	68,000	95,000
Notes payable, net of debt discount	1,508,000	1,000,000

Total Current Liabilities	2,107,000	1,510,000
Notes payable	—	525,000

Total Liabilities	2,107,000	2,035,000

Commitments and contingencies
Shareholders’ Equity:
Preferred shares, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common shares, $0.001 par value, 50,000,000 shares authorized; 24,976,000 shares issued and outstanding as of December 31, 2012 and September 30, 2012	25,000	25,000
Additional paid-in capital	26,776,000	26,681,000
Accumulated deficit	(26,205,000)	(25,711,000)

Total Shareholders’ Equity	596,000	995,000

Total Liabilities and Shareholders’ Equity	$2,703,000	$3,030,000